SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2015

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On May 11, 2015, International Stem Cell Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “May Quarterly Report”) reporting 1,804,833 shares outstanding as of May 5, 2015.

From May 6, 2015 through August 5, 2015, the Company has issued an additional 96,341 shares of common stock in transactions that were not registered under the Securities Act of 1933, with the issuances on August 5, 2015 resulting in an increase in the number of shares of common stock outstanding by more than 5% compared to the number of shares last updated in the May Quarterly Report. The Company has issued a total of 92,706 shares of common stock to holders of its Series H-1 Convertible Preferred Stock upon conversion of a portion of the shares of Series H-1 Convertible Preferred Stock. The shares of common stock issued upon conversion of shares of Series H-1 Convertible Preferred Stock were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933. In addition, on June 30, 2015, the Company made Restricted Stock Awards of 3,635 shares to non-employee consultants for their services. Reflecting these issuances, as of August 5, 2015, the Company had 1,901,174 shares of common stock outstanding. All share numbers reported in this Current Report on Form 8-K have been adjusted for the 150-for-1 reverse stock split effected on July 29, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Sarina Mason
Sarina Mason
Director of Accounting and Finance

Dated: August 11, 2015